SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For registration of certain classes of securities

pursuant to section 12(b) or (g) of the

Securities Exchange Act Of 1934

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	38-2760940 (I.R.S. Employer Identification No.)

19975 Victor Parkway Livonia, Michigan (Address of principal executive offices)	48152 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to Purchase Shares of Junior Preferred Stock, Series A, par value $.01 per Share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

On January 5, 2007, Valassis Communications, Inc. (the “Company”), entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003 (the “Rights Agreement”), between the Company and National City Corporation, as rights agent (“National City”).

The Amendment amends the definition of “Investor” to include Hotchkis and Wiley Capital Management, LLC. The Amendment has the effect of permitting Hotchkis and Wiley Capital Management, LLC to become the beneficial owner of up to 20% of the outstanding shares of common stock of the Company without being deemed to be an Acquiring Person (as defined in the Rights Agreement) and therefore not triggering any adverse event under the Rights Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
4.1	Rights Agreement, dated as of September 1, 1999, between Valassis Communications, Inc. and The Bank of New York, as rights agent (incorporated herein by reference to Exhibit 1 to Valassis’ Form 8-A filed on September 27, 1999).

4.2	Amendment No. 1, dated as of October 10, 2003, to the Rights Agreement, between Valassis Communications, Inc. and National City Corporation, as rights agent (incorporated herein by reference to Exhibit 2 to Valassis’ Form 8-A/A filed on October 14, 2003).

4.3	Amendment No. 2, dated as of January 5, 2007, to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003, between Valassis Communications, Inc. and National City Corporation, as rights agent (incorporated herein by reference to Exhibit 4.1 to Valassis’ Current Report on Form 8-K filed on January 8, 2007).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman, Esq.
Title:	Executive Vice President and General Counsel

Date: January 8, 2007

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Rights Agreement, dated as of September 1, 1999, between Valassis Communications, Inc. and The Bank of New York, as rights agent (incorporated herein by reference to Exhibit 1 to Valassis’ Form 8-A filed on September 27, 1999).

4.2	Amendment No. 1, dated as of October 10, 2003, to the Rights Agreement, between Valassis Communications, Inc. and National City Corporation, as rights agent (incorporated herein by reference to Exhibit 2 to Valassis’ Form 8-A/A filed on October 14, 2003).

4.3	Amendment No. 2, dated as of January 5, 2007, to the Rights Agreement, dated as of September 1, 1999, as amended on October 10, 2003, between Valassis Communications, Inc. and National City Corporation, as rights agent (incorporated herein by reference to Exhibit 4.1 to Valassis’ Current Report on Form 8-K filed on January 8, 2007).

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